UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2007
GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive Suite 300 Littleton, Colorado		80127-6312 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (303) 830-9000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
(b) On June 18, 2007, Dr. Doug Jones resigned from his position as Vice President Exploration of Golden Star Resources Ltd. (the “Company”), effective as of August 31, 2007.
Item 8.01. Other Events.
     Effective September 1, 2007, S. Mitchel Wasel, age 43, has been appointed Vice President Exploration of the Company. Previously, Mr. Wasel served the Company as Regional Exploration Manager for West Africa. Mr. Wasel commenced his service with the Company in 1993 as an exploration geologist, where he worked in our regional exploration program in Suriname and later with the Gross Rosebel project, ultimately as Project Manager. In 1999, Mr. Wasel was transferred to Ghana to become Exploration Manager – Ghana, and continued in that role until early-2006, at which time he was promoted to Regional Exploration Manager for West Africa. Prior to joining Golden Star he worked with several companies in northern Canada in both exploration and mine geology. Mr. Wasel, a Canadian geologist, graduated from the University of Alberta in 1988 with a BSc Honors degree in geology.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 21, 2007

Golden Star Resources Ltd.
By:	/s/ Peter Bradford
Peter Bradford
President and Chief Executive Officer